Franklin Auto Trust 2000-1
Monthly Servicing Report


Collection Period:                                December 2000
Distribution Date:                                January 15, 2001
Number of Days in Distribution Period:            30


Section I.  Original Deal Parameters

A.   Original Portfolio                                                 Principle Weighted Average
                          Number of        Principal      Coupon     Original Term    Remaining Term     Seasoning
                          Contracts         Balance        (WAC)         (Months)        (Months)         (Months)
                        -------------------------------------------------------------------------------------------
i.   Prime Loans           4,349        63,679,578.31      9.50%          63.66          59.73              3.93
ii.  Non-Prime Loans       3,571        55,247,782.00     14.74%          65.27          61.65              3.62
iii. Sub-Prime Loans         341         4,075,522.40     20.06%          60.28          56.38              3.90
iv.  Total Loans           8,261       123,002,882.71     12.20%          64.27          60.48              3.79

B.   Bonds Issued

                          Original

                          Principal                     Legal Final
                          Balance            Coupon       Maturity      CUSIP
                        --------------------------------------------------------
i.   Class A-1 Notes       76,000,000.00       7.02%      08/15/2003   35242RAE4
ii.  Class A-2 Notes       47,002,000.00       7.25%      10/15/2007   35242RAF1


C.   Spread Account

i.   Initial Cash Deposit                      1,845,043.24
ii.  Spread Account Floor Amount               2,460,057.65
iii. Specified Spread Account Amount           5.5% of Outstanding Pool Balance
iv.  Maximum Spread Account Amount             10% of Outstanding Pool Balance
v.   Initial Payment Provider Commitment       4,920,115.31


Section II.  Deal Status as of Previous
                Distribution Date

A.   Portfolio                                                          Principle Weighted Average
                          Number of        Principal      Coupon     Original Term    Remaining Term     Seasoning
                          Contracts         Balance        (WAC)         (Months)        (Months)         (Months)
                        -------------------------------------------------------------------------------------------
i.   Prime Loans           3,757       47,660,779.38       9.49%          64.25          51.33              12.93
ii.  Non-Prime Loans       3,037       42,249,203.92      14.68%          65.71          53.39              12.31
iii. Sub-Prime Loans         279        3,032,703.79      19.87%          60.99          48.51              12.48
iv.  Total Loans           7,073       92,942,687.09      12.19%          64.81          52.17              12.63

B.   Bonds Outstanding

                                                 Principal       Unpaid Interest
                                                  Balance       Shortfall Amount

                                               ---------------------------------

i.   Class A-1 Notes                           45,940,687.09            0.00
ii.  Class A-2 Notes                           47,002,000.00            0.00

C.   Spread Account

i.   Spread Account Cash Balance                2,460,057.65
ii.  Payment Provider Commitment                2,651,790.14

D.   Shortfall Amounts

i.   Base Servicing Fee Shortfall               0.00
ii.  Surety Fee Shortfall                       0.00
iii. Unreimbursed Surety Draws                  0.00
iv.  Unreimbursed Insurer Optional Deposit      0.00
v.   Excess Servicing Fee Shortfall             0.00

Section II.  Deal Status as of Previous
                Distribution Date

E.   Delinquencies in Period

                               30-59            60-89            90-119          120+           Repo       Charge Offs
                                Days             Days             Days           Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Principal Balance

i.   Prime Loans            147,891.20        36,801.61             0.00     33,281.98       81,446.13       36,969.76
ii.  Non-Prime Loans        390,713.03       348,634.29       142,574.57     95,188.90      344,248.31      162,360.25
iii. Sub-Prime Loans        137,142.21        18,879.31        21,115.09          0.00       20,721.75            0.00
iv.  Total Loans            675,746.44       404,315.21       163,689.66    128,470.88      446,416.19      199,330.01


                               30-59            60-89            90-119          120+           Repo       Charge Offs
                                Days             Days             Days           Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Number of Contracts

i.   Prime Loans                   9                2                0               2            5               3
ii.  Non-Prime Loans              28               23                9               6           23              13
iii. Sub-Prime Loans              13                2                1               0            2               0
iv.  Total Loans                  50               27               10               8           30              16


                                30-59            60-89            90-119          120+           Repo       Charge Offs
                                 Days             Days              Days          Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Principal Balance as a
  % of Previous Balance

i.   Prime Loans                0.31%            0.08%             0.00%          0.07%          0.17%          0.08%
ii.  Non-Prime Loans            0.92%            0.83%             0.34%          0.23%          0.81%          0.38%
iii. Sub-Prime Loans            4.52%            0.62%             0.70%          0.00%          0.68%          0.00%
iv.  Total Loans                0.73%            0.44%             0.18%          0.14%          0.48%          0.21%


                                30-59            60-89            90-119           120+           Repo       Charge Offs
                                 Days             Days              Days           Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Number of Contracts as a
  % of Previous Number

i.   Prime Loans                0.24%            0.05%             0.00%          0.05%          0.13%          0.08%
ii.  Non-Prime Loans            0.92%            0.76%             0.30%          0.20%          0.76%          0.43%
iii. Sub-Prime Loans            4.66%            0.72%             0.36%          0.00%          0.72%          0.00%
iv.  Total Loans                0.71%            0.38%             0.14%          0.11%          0.42%          0.23%

Section III.  Collection Period Activity and
                 Current Status

A.   Portfolio                                                             Principle Weighted Average
                          Number of            Principal     Coupon    Original Term    Remaining Term    Seasoning
                          Contracts             Balance       (WAC)        (Months)        (Months)       (Months)
                        -------------------------------------------------------------------------------------------
i.   Prime Loans            3,707            46,352,182.89     9.49%         64.34          50.59           13.75
ii.  Non-Prime Loans        2,970            40,926,959.28    14.66%         65.77          52.77           13.00
iii. Sub-Prime Loans          275             2,968,710.96    19.84%         61.03          48.01           13.02
iv.  Total Loans            6,952            90,247,853.13    12.18%         64.88          51.49           13.39

B.   Delinquencies in Period

                               30-59            60-89            90-119          120+           Repo       Charge Offs
                                Days             Days             Days           Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Principal Balance

i.   Prime Loans            135,139.45       124,094.49        15,157.36        7,144.65    103,169.22       44,627.16
ii.  Non-Prime Loans        547,861.74       162,281.49       274,156.08      112,128.64    337,665.89      262,231.16
iii. Sub-Prime Loans         87,196.92        48,932.27        28,491.21       11,503.19     46,233.69            0.00
iv.  Total Loans            770,198.11       335,308.25       317,804.65      130,776.48    487,068.80      306,858.97

                               30-59            60-89            90-119          120+           Repo       Charge Offs
                                Days             Days             Days           Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Number of Contracts

i.   Prime Loans                   8                7                1               1              6             3
ii.  Non-Prime Loans              41               10               18               7             23            18
iii. Sub-Prime Loans               8                5                2               1              5             0
iv.  Total Loans                  57               22               21               9             34            21

                               30-59            60-89            90-119          120+           Repo       Charge Offs
                                Days             Days              Days          Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Principal Balance as a
  % of Current Balance

i.   Prime Loans               0.29%            0.27%             0.03%          0.02%           0.22%         0.10%
ii.  Non-Prime Loans           1.34%            0.40%             0.67%          0.27%           0.83%         0.64%
iii. Sub-Prime Loans           2.94%            1.65%             0.96%          0.39%           1.56%         0.00%
iv.  Total Loans               0.85%            0.37%             0.35%          0.14%           0.54%         0.34%

                               30-59            60-89            90-119          120+           Repo       Charge Offs
                                Days             Days              Days          Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Number of Contracts as a
  % of Current Number

i.   Prime Loans               0.22%            0.19%             0.03%          0.03%           0.16%         0.08%
ii.  Non-Prime Loans           1.38%            0.34%             0.61%          0.24%           0.77%         0.61%
iii. Sub-Prime Loans           2.91%            1.82%             0.73%          0.36%           1.82%         0.00%
iv.  Total Loans               0.82%            0.32%             0.30%          0.13%           0.49%         0.30%

Section III.  Collection Period Activity and
                 Current Status

C.   Collections

i.   Simple Interest Contracts

     a.  Interest Collections                              728,763.72
     b.  Principal Collections                           2,376,631.78
ii.  Rule of 78's Contracts
     a.  Interest Collections                                5,772.73
     b.  Principal Collections                              11,343.21
iii. Net Liquidation Proceeds                              146,995.96
iv.  Post Disposition Recoveries                            20,048.94
v.   Rebates of Capitalized Insurance Premiums                   0.00
vi.  Repurchase Amounts
     a.  Interest                                                0.00
     b.  Principal                                               0.00

D.   Payaheads

i.   Beginning Payahead Account Balance                      4,417.18
ii.  Deposit to Payahead Account
     a.  Principal & Interest Collections                    1,550.84
iii. Withdrawal from Payahead Account
     a.  Principal & Interest Collections                    1,009.65
iv.  Net Change in Payahead Account
     a.  Principal & Interest Collections                      541.19
v.   Ending Payahead Account Balance                         4,958.37

E.   Total Available

i.   Total Interest Collections                            734,536.45
ii.  Total Principal Collections                         2,534,970.95
iii. Collected Funds                                     3,269,507.40
iv.  Reinvestment Income Collected in Spread Account        24,883.78

F.   Month End Pool Balance

i.   Beginning Pool Balance                             92,942,687.09
ii.  Principal Collections                               2,534,970.95
iii. Realized and Cram-Down Losses                         159,863.01
iv.  Month End Pool Balance                             90,247,853.13

Section IV.  Distribution Calculations

A.   Servicing Fee

i.   Servicing Fee Rate

     a.  Prime Receivable @ 1.00%                           39,717.32
     b.  Non-prime Receivables @ 1.50%                      52,811.50
     c.  Sub-prime Receivables @ 2.00%                       5,054.51
     d.  Total Servicing Fee                                97,583.33
     e.  Total Receivables @ 1.25%                          96,815.30
ii.  Base Servicing Fee (less of id. and ie.)               96,815.30
iii. Previous Servicing Fee Shortfall                            0.00
iv.  Additional Servicing Fee                                  768.03
v.   Previous Additional Servicing Fee Shortfall                 0.00
vi.  Total Additional Servicing Fee                            768.03
vii. Supplemental Servicing Fee                             55,765.06
viii.Total Supplemental Servicing Fee                       55,765.06

B.   Surety Fee

i.   Surety Fee Rate                                            0.165%
ii.  Base Surety Fee Due                                    12,779.62
iii. Previous Surety Fee Shortfall                               0.00
iv.  Total Surety Fee Due                                   12,779.62

C.   Bond Interest

                                                                                                 Accrued
                                  Bond                                            Previous     Interest on
                                Interest     Number of Days       Current         Interest       Interest      Total Bond
                                  Rate        in Period           Interest        Shortfall     Shortfall     Interest Due
                             ---------------------------------------------------------------------------------------------

i.   Class A-1 Notes             7.02%               30          268,753.02         0.00          0.00         268,753.02
ii.  Class A-2 Notes             7.25%               30          283,970.42         0.00          0.00         283,970.42
iii. Total                       7.14%               30          552,723.44         0.00          0.00         552,723.44

D.   Bond Principal

i.   Beginning Note Balance                              92,942,687.09
ii.  Current Pool Balance                                90,247,853.13
iii. Principal Distributable Amount                       2,694,833.96

E.   Total Required Distributions                         3,357,152.32
F.   Total Available Funds                                3,289,556.34
G.   Required Distribution Shortfall                         67,595.98
H.   Cash Available in Spread Account                     2,484,941.43
I.   Reserve Account Draw                                    67,595.98
J.   Payment Provider Commitment                          2,651,790.14
K.   Payment Provider Required Payment Amount                     0.00
L.   Surety Draw                                                  0.00
M.   Insurer Optional Deposit                                     0.00
N.   Total Cash Available for Distributions               3,357,152.32

Section V.  Waterfall for Distributions

A.   Total Available Funds                                3,357,152.32

                                                                                                     Remaining

                                                     Amount             Amount                         Amount
                                                      Due                Paid        Shortfall      Available for
                                                                                                    Distribution

                                               ---------------------------------------------------------------------
B.   Servicing Fee                                  96,815.30          96,815.30          0.00      3,260,337.02
C.   Surety Fee                                     12,779.62          12,779.62          0.00      3,247,557.40
D.   Note Interest                                 552,723.44         552,723.44          0.00      2,694,833.96
E.   Principal Distributable Amount              2,694,833.96       2,694,833.96          0.00              0.00
F.   Interest on Unreimbursed Surety Draws               0.00               0.00          0.00              0.00
G.   Reimbursement of Previous Surety Draws              0.00               0.00          0.00              0.00
H.   Reimbursement of Insurer Optional Deposits          0.00               0.00          0.00              0.00
I.   Reserve Deposit                                42,712.20               0.00     42,712.20              0.00
J.   Payment of Additional Servicing Fee               768.03               0.00        768.03              0.00
K.   Deposit to Certificate Distribution Acct.           0.00               0.00          0.00              0.00

Section VI.  Bond Reconciliation

                               Beginning          Principal       Ending          Interest      Interest      Interest
                                Balance              Paid         Balance            Due          Paid        Shortfall
                             ---------------------------------------------------------------------------------------------
A.  Class A-1 Notes           45,940,687.09       2,694,833.96   43,245,853.13     268,753.02     268,753.02     0.00
B.  Class A-2 Notes           47,002,000.00               0.00   47,002,000.00     283,970.42     283,970.42     0.00
C.  Total                     92,942,687.09       2,694,833.96   90,247,853.13     552,723.44     552,723.44     0.00

Section VII.  Spread Account Reconciliation

A.   Net Yield Calculations

     i.   Current Month                                             -0.61%
     ii.  Previous Month                                             2.12%
     iii. Second Previous Month                                      1.59%
     iv.  Three-Month Average                                        1.06%
     v.   Previous Three Month Average                               2.02%
     vi.  Second Previous Three Month Average                        2.05%

B.   Has Net Yield Trigger Event Occurred and Is It Continuing?        NO
C.   Has Spread Account Deposit Event Occurred
       (clauses (i) through (iv) or (iv))?                             NO
D.   Has Spread Account Deposit Event Occurred (clause (v))?           NO
E.   Required Spread Account Parameters:
     i.   Spread Account Floor Amount                        2,460,057.65
     ii.  Spread Account Specified Amount                    4,963,631.92
     iii. Spread Account Maximum Amount                      9,024,785.31
     iv.  Spread Account Required Amount                     2,460,057.65


F.   Allocations, Deposits and Reductions of the Spread              Deposit of       Change in     Cash on
        Account and the Payment Provider Commitment                   Cash in          Payment     Deposit in        Payment
                                                                      Spread           Provider     Spread           Provider
                                                                      Account         Commitment    Account         Commitment
                                                                 -------------------------------------------------------------------
i.   Beginning Balance                                                  0.00             0.00     2,417,345.45      2,651,790.14
ii.  Deposit of Payment Provider Commitment into Spread
       Account upon Spread Account Deposit Event (i-iv or vi)           0.00             0.00     2,417,345.45      2,651,790.14
iii. Deposit of Payment Provider Commitment into Spread
       Account upon Spread Account Deposit Event (v)                    0.00             0.00     2,417,345.45      2,651,790.14
iv.  Deposit to Spread Account from Waterfall                           0.00             0.00     2,417,345.45      2,651,790.14
v.   Release from Spread Account when Net Yield Trigger
       Event Has Not Occurred or Has Been Deemed Cured                  0.00             0.00     2,417,345.45      2,651,790.14
vi.  Release from Spread Account when Net Yield Trigger
       Event Has Occurred and Has Not Been Deemed Cured                 0.00             0.00     2,417,345.45      2,651,790.14
vii. Reduction of Payment Provider Commitment when
       Net Yield Trigger Event Not Occurred or Deemed Cured             0.00       105,503.67     2,417,345.45      2,546,286.47
viii.Withdrawal from Spread Account for Insurer Optional Deposit        0.00             0.00     2,417,345.45      2,546,286.47
ix.  Reduction of Payment Provider Commitment when Net
       Yield Trigger Event Has Occurred and Not Deemed Cured            0.00             0.00     2,417,345.45      2,546,286.47

Section VIII.  Surety Bond Reconciliation

A.   Previously Unreimbursed Surety Bond Draws                            0.00
B.   Interest Rate on Outstanding Draws (PRIME + 1%)                     10.50%
C.   Current Interest Accrued on Previously Outstanding Draws             0.00
D.   Interest Paid on Unreimbursed Surety Draws                           0.00
E.   New Surety Bond Draws                                                0.00
F.   Reimbursement of Previous Surety Draws                               0.00
G.   Unreimbursed Surety Draws                                            0.00
H.   Previous Unreimbursed Insurer Optional Deposits                      0.00
I.   New Insurer Optional Deposit                                         0.00
J.   Reimbursement of Previous Insurer Optional Deposits                  0.00
K.   Unreimbursed Insurer Optional Deposits                               0.00


Section IX.  Historical Portfolio Performance

                             Previous                          Previous                        Current
                              Period       Current Period       Period        Current          Period
                            Cumulative      Charge-Offs       Cumulative   Period Losses      Prepayment
                           Charge Offs                          Losses                          Speed
                          -------------------------------------------------------------------------------

i.   Prime Loans            263,033.12      44,627.16         120,406.25      26,167.16        0.9965%
ii.  Non-Prime Loans      1,184,920.81     262,231.81         580,152.76     106,155.41        1.4533%
iii. Sub-Prime Loans        113,586.24           0.00          54,469.13           0.00        0.6579%
iv.  Total Loans          1,561,540.17     306,858.97         755,028.14     132,322.57        1.2022%





 /S/ Harold E. Miller, Jr.                  /S/ Tonya B. Roemer
------------------------------------       -----------------------------------
Harold E. Miller, Jr.                      Tonya B. Roemer
President, C.E.O.                          Vice President